Exhibit 23.4

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Actuant Corporation of our report dated December 16, 2004 relating to the financial statements of Key Components Inc. (the “Company”) and subsidiaries, which appears in Exhibit 99.1 of Amendment No. 1 to the Current Report on Form 8-K/A of Actuant Corporation dated December 27, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

October 5, 2005